UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 19, 2012

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of American Tower Corporation (the “Company”) was held on June 19, 2012 to consider and act upon the four proposals listed below. Proposals 1, 2 and 3 were approved and adopted. Proposal 4 was rejected. The final results of the stockholder voting regarding each proposal were as follows:

1.	Election of the following directors for the ensuing year or until their successors are elected and qualified.

Nominee	Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
Raymond P. Dolan	324,414,232	4,484,801	138,493	19,965,107
Ronald M. Dykes	327,980,960	918,494	138,072	19,965,107
Carolyn F. Katz	327,674,637	1,233,667	129,222	19,965,107
Gustavo Lara Cantu	327,969,024	922,575	145,927	19,965,107
JoAnn A. Reed	327,957,810	951,463	128,253	19,965,107
Pamela D.A. Reeve	327,665,961	1,233,382	138,183	19,965,107
David E. Sharbutt	327,696,720	1,202,453	138,353	19,965,107
James D. Taiclet, Jr.	320,723,790	7,827,683	486,053	19,965,107
Samme L. Thompson	327,636,938	1,223,543	177,045	19,965,107

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
342,784,583	6,092,866	125,184	—

3.	Approval, on an advisory basis, of the Company’s executive compensation.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
323,802,890	3,759,922	1,474,714	19,965,107

4. Approval of a stockholder proposal to require executives to retain a significant percentage of stock acquired through equity pay programs until one year following termination of their employment.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
87,836,256	240,625,090	576,180	19,965,107

Item 8.01	Other Events.

On June 20, 2012, the Company issued a press release (the “Press Release”) announcing that its board of directors declared a cash distribution of $0.22 per share payable on July 18, 2012 to holders of record of its common stock at the close of business on July 2, 2012. A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

Date: June 20, 2012	By:	/S/ THOMAS A. BARTLETT
Thomas A. Bartlett

Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 20, 2012.